UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017

SCIENTIFIC GAMES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

0-13063
(Commission File Number)

6650 S. El Camino Road,
Las Vegas, Nevada 89118
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2017,  Karin-Joyce (“KJ”) Tjon resigned as Chief Operating Officer and President of Scientific Games Corporation (the “Company”) to pursue other professional opportunities.

On August 2, 2017, the Company and Ms. Tjon entered into a mutual separation agreement (the “Agreement”) in connection with her resignation.  Pursuant to the Agreement, Ms. Tjon will receive (i) over a 12-month period commencing upon her separation date, separation payments in an aggregate amount equal to her base salary plus half of her target bonus amount for 2017 and continued COBRA coverage at the Company’s expense, (ii) her 2017 bonus, pro-rated, payable at the time bonuses are normally paid and (iii) reimbursement of certain expenses.

In consideration for these payments and benefits, Ms. Tjon has executed a release of claims against the Company.  Certain provisions from Ms. Tjon’s employment agreement with the Company, including the restrictive covenants and mitigation clause, will continue to apply following her separation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: August 4, 2017	By:	/s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Executive Vice President, Chief Financial Officer,
Treasurer and Corporate Secretary

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